Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86951

PROSPECTUS SUPPLEMENT DATED May 11, 2000
(To Prospectus filed on October 27, 1999 and Prospectus Supplement dated December 22, 1999)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        7,182,246 Shares of Common Stock*
                             -----------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.



         ------------
         *Reflects 100% stock dividend payable February 11, 2000

         The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                    Shares to be Offered for the
 Selling Stockholders                                        Selling Stockholder
--------------------------------------------        ----------------------------

CMS PARTNERS,  L.L.C.,  Capital Management Services,
Inc. SQP 1997, L.L.C. (SQP 1997 L.L.C. is a partner of CMS Partners, L.L.C.)

John Henry Seiter & Linda Ann Seiter, Trustees The
John and Linda Seiter Living Trust U/T/D August 15, 1977               34

Eugene P. Stein & Marilyn L. Stein, Trustees The Stein
Family Trust dated May 7, 1999                                        169

SEQUOIA 1997, L.L.C.

Mary C. Hall and Edward J. Hall, Trustees The Hall
Family Trust dated 10/16/97                                            46

Scott F. McIntrye and Robin H. McIntyre, Trustees The
McIntyre Family Trust dated 12/29/1999                                 11

Terri L. Murray, Trustee Terri L. Murray Trust UTD
November 12, 1997                                                      11